Exhibit 99.1
NEWS RELEASE

CONTACT:
Al Galgano
952-567-0295
Al.Galgano@spok.com

Spok Reports 2020 Third Quarter Operating Results

Improvement in Software Bookings and Continued Strong Wireless Trends Contribute to Third Quarter Operating Performance

Board Declares Regular Quarterly Dividend

SPRINGFIELD, Va. (October 28, 2020) - Spok Holdings, Inc. (NASDAQ: SPOK), a global leader in healthcare communications, today announced operating results for the third quarter ended September 30, 2020. In addition, the Company’s Board of Directors declared a regular quarterly dividend of $0.125 per share, payable on December 10, 2020, to stockholders of record on November 16, 2020.
Key Third Quarter Operating Highlights:
•Software bookings in the third quarter totaled $21.4 million, up nearly 39% and nearly 5% on a sequential and year-over-year basis, respectively. Third quarter bookings included the Company's first two Spok Go® deals with an aggregate total contract value of $812,000. Third quarter software bookings included $9.4 million of operations bookings and $12.0 million of maintenance renewals. At September 30, 2020 the software revenue backlog totaled $51.7 million, up almost 7% from the backlog of $48.4 million at June 30, 2020.
•Third quarter 2020 software revenue totaled $16.9 million, up more than 15% from the prior quarter. Software revenue in the third quarter included $7.4 million of operations revenue and $9.5 million of maintenance revenue. This compares to operations revenue of $5.2 million and maintenance revenue of $9.5 million in the prior quarter.
•The quarterly rate of paging unit erosion was 1.9% in the third quarter of 2020, down from paging unit erosion of 2.3% in the year-earlier period. Gross disconnects were down on both a sequential and year-over-year basis.

Spok.com

•The rate of wireless revenue erosion in the third quarter was 1.2%, down 20 basis points from the revenue erosion rate in both the prior quarter and the third quarter of 2019.
•Total paging ARPU (average revenue per unit) was $7.34 in the third quarter of 2020, compared to $7.24 in the prior quarter and $7.32 in the year-earlier quarter.
•Operating expenses in the third quarter of 2020 totaled $35.0 million, up from $32.6 million in the prior quarter and down from $42.1 million in the third quarter of 2019. Adjusted operating expenses totaled $35.5 million in the third quarter of 2020, compared to $34.1 million in the prior quarter and $39.8 million in the third quarter of 2019. Benefiting operating expenses in the third quarter of 2020, the Company received $0.4 million in CARES Act tax credits, as well as approximately $2.2 million in cost savings from the previously discussed employee furloughs.
•Capital expenses were $0.9 million in the third quarter of 2020, compared to $1.4 million in the year-earlier quarter.
•The number of full-time equivalent employees at September 30, 2020 totaled 613, compared to 617 in the prior year quarter.
•Capital paid to stockholders in the third quarter of 2020 totaled $2.4 million. This came in the form of the Company's regular quarterly dividend.
•The Company’s cash, cash equivalents and short-term investments balance at September 30, 2020, was $79.2 million, up from $77.3 million at December 31, 2019.

2020 Third Quarter and Year-To-Date Results:
Consolidated revenue for the third quarter of 2020 under Generally Accepted Accounting Principles (“GAAP”) was $37.7 million compared to $39.5 million in the third quarter of 2019. For the first nine months of 2020, consolidated revenue totaled $110.7 million, compared to $120.7 million in the first nine months of 2019.

Spok.com

	For the three months ended			For the nine months ended
(Dollars in thousands)	September 30, 2020	September 30, 2019	Change (%)	September 30, 2020	September 30, 2019	Change (%)
Wireless revenue
Paging revenue	$19,961	$21,212	(5.9)%	$60,403	$64,241	(6.0)%
Product and other revenue	867	602	44.0%	2,890	2,311	25.1%
Total wireless revenue	$20,828	$21,814	(4.5)%	$63,293	$66,552	(4.9)%

Software revenue
Operations revenue	$7,338	$7,614	(3.6)%	$18,728	$23,974	(21.9)%
Maintenance revenue	9,527	10,025	(5.0)%	28,678	30,215	(5.1)%
Total software revenue	16,865	17,639	(4.4)%	47,406	54,189	(12.5)%
Total revenue	$37,693	$39,453	(4.5)%	$110,699	$120,741	(8.3)%

GAAP net income for the third quarter of 2020 was $3.2 million, or $0.16 per diluted share, compared to a net loss of $1.3 million, or $0.07 per diluted share, in the third quarter of 2019. GAAP net income for the first nine months of 2020 was $2.4 million, or $0.12 per diluted share, compared to a net loss of $1.3 million, or $0.07 per diluted share, in the first nine months of 2019.
In the third quarter of 2020, the Company generated $3.8 million of adjusted EBITDA, compared to adjusted EBITDA of $3.0 million in the prior quarter and $0.6 million in the third quarter of 2019. In the first nine months of 2020, the Company generated $4.3 million of adjusted EBITDA, compared to adjusted EBITDA of $6.0 million in the prior year period.

	For the three months ended		For the nine months ended
(Dollars in thousands)	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019
Net income (loss)	$3,165	$(1,326)	$2,384	$(1,255)
Basic net income (loss) per share	$0.17	$(0.07)	$0.13	$(0.07)
Diluted net income (loss) per share	$0.16	$(0.07)	$0.12	$(0.07)
Adjusted EBITDA	$3,777	$577	$4,291	$5,951

Spok.com

Management Commentary:
“While we are still operating under the impact and uncertainty of the pandemic and many of our customers continue to struggle with the challenges presented by COVID-19, our outlook is improving as we saw many positive developments during the third quarter,” said Vincent D. Kelly, president and chief executive officer. "During the quarter, we saw significant increases in software operations bookings on both a sequential and year-over-year basis, as well as continued strong trends in our wireless business. Sustained expense management kept third quarter expense levels consistent with the prior quarter and down sharply from the prior year, even after adding back capitalized software development costs. Our software revenue backlog is at record levels and we generated nearly $4 million of adjusted EBITDA in the quarter. After capital expenditures and paying the quarterly dividend, Spok was able to grow our cash, cash equivalents and short-term investment balances from the prior quarter and prior year-end levels. We are focused on driving positive free cash flow for 2020 and Spok remains committed to paying our regular quarterly dividend. We believe we will be able to achieve this while continuing to support our Spok Care Connect® platform and in the near term, investing in innovation and the evolution of our cloud-native and integrated communication platform, Spok Go®.
"As we pointed out last quarter, many of our new software deals were pushed back due to the pandemic. I am pleased to report that several of those deals were closed during the third quarter, including our first two significant Spok Go deals. And, we expect to report more deals in the fourth quarter as well. During the third quarter our credibility in healthcare continued to grow, as we announced that all 20 adult hospitals and all 10 children’s hospitals named to U.S. News & World Report’s 2020-21 Best Hospitals Honor Roll use Spok clinical communication solutions to facilitate care collaboration and support exceptional patient care. For eight consecutive years Spok has partnered with all of the adult ‘Best Hospitals’. And, we did this while continuing to invest in and develop our software-as-a service, cloud-native platform, Spok Go. In the third quarter we were pleased to announce that this platform, along with Spok paging solutions, has earned System and Organization Controls (SOC) 2 Type II Compliance. This designation follows an audit performed by a Big 4 auditor and confirms that Spok’s information security practices, policies, procedures, and operations meet the SOC 2 Type II standards for managing customer data based on three trust service principles: security, availability and confidentiality.
"Finally, earlier this month Spok welcomed more than 600 attendees to Connect 20 Virtual, our annual conference for healthcare professionals. The virtual event gave healthcare clinicians, IT experts, and C-suite

Spok.com

executives a chance to learn about Spok Go and to share information with each other about the future of care team communication, while sharing insights about how the COVID-19 pandemic has changed how they use health IT. Spok has received excellent feedback from our conference and based on requests that we have received, this year we will be providing access to selected presentations to the investment community on November 10th. We believe that Spok provides a critical function, that will become even more important in this environment. Spok's clinical communications platform provides hospitals with a system of action, delivering reliable communications and clinical information, including clinical test results, to care teams when and where it matters most to improve patient outcomes. We look forward to having our investors see this first hand." concluded Kelly.

Business Outlook:
Michael W. Wallace, chief operating officer and chief financial officer, said: “Expense management and strong financial discipline have always been critical in aligning our expense levels with anticipated near and long-term demand for our products, and that continued to be the case in the third quarter. In the period, operating expenses were down nearly 17% and adjusted operating expenses were down nearly 11% from prior year levels, with improvements in all expense categories over that period driven by furloughs, the CARES Act tax credits, and other reductions. Spok’s balance sheet remains strong, with a cash, cash equivalents and short-term investment balance of $79.2 million at September 30, 2020.”
Commenting on the Company’s previously provided financial guidance for 2020, Wallace noted, “Spok has been focused on continuing to understand the impact of the pandemic on our business and the potential for another spike, particularly given the impact of COVID-19 on the installation of our premise-based solutions and the roll-out of our new, cloud-native, SaaS based, Spok Go software solution. Because of the fluid nature of the situation, we, like many of our peer public companies, believe that it is most prudent to continue to suspend our practice of providing annual guidance for revenues and expenses at this time. We look forward to returning to our normal guidance format for 2021, when we report our financial results for the fourth quarter of 2020.”

* * * * * * * * *

Spok.com

2020 Third Quarter Call and Replay:
Spok plans to host a conference call for investors to discuss its 2020 third quarter results at 10:00 a.m. ET on Thursday, October 29, 2020. Dial-in numbers for the call are 334-777-6978 or 800-367-2403. The pass code for the call is 1468983. A replay of the call will be available from 1:00 p.m. ET on October 29, 2020 until 1:00 p.m. ET on Thursday, November 12, 2020. To listen to the replay, please register at http://tinyurl.com/Spok2020Q3earningsreplay. Please cut and paste this address into your browser, enter the registration information, and you will be given access to the replay.

*********

Investor Update:
Spok will be providing access to selected presentations from the October Spok Connect 20 user conference. Presentations from that conference will be made available to investors starting at 10:00 a.m. on November 10, 2020. Information on registering for virtual attendance, as well as an agenda of the presentations, will be provided shortly. An archive of the webcast presentations, including audio, video and presentation slides, will be accessible in the investor section of Spok’s website.

* * * * * * * * *

About Spok
Spok, Inc., a wholly owned subsidiary of Spok Holdings, Inc. (NASDAQ: SPOK), headquartered in Springfield, Virginia, is proud to be a global leader in healthcare communications. We deliver clinical information to care teams when and where it matters most to improve patient outcomes. Top hospitals rely on the Spok Go® and Spok Care Connect® platforms to enhance workflows for clinicians and support administrative compliance. Our customers send over 100 million messages each month through their Spok® solutions. When seconds count and patients' lives are at stake, Spok enables smarter, faster clinical communication. For more information, visit spok.com or follow @spoktweets on Twitter.
Spok is a trademark of Spok Holdings, Inc. Spok Go and Spok Care Connect are trademarks of Spok, Inc.

Spok.com

Non-GAAP Financial Measures
This press release contains the following non-GAAP financial measures: adjusted operating expenses and adjusted EBITDA. Adjusted operating expenses excludes depreciation, amortization and accretion, goodwill impairment and capitalized software development costs. Adjusted EBITDA represents net income/(loss) before interest income/expense, income tax expense/benefit, depreciation, amortization and accretion expense, stock based compensation expense, and capitalized software development costs.
We believe that these non-GAAP financial measures provide useful information to management and investors regarding certain financial and business trends relating to Spok's financial condition and results of operations. We use these non-GAAP measures for financial, operational and budgetary decision-making purposes, to understand and evaluate our core operating performance and trends, and to generate future operating plans. We believe that these non-GAAP financial measures permit us to more thoroughly analyze key financial metrics used to make operational decisions and allow us to assess our core operating results. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with other software companies who present similar non-GAAP financial measures. We adjust for certain items because we do not regard these costs as reflective of normal costs related to the ongoing operation of the business in the ordinary course. In general, these items possess one or more of the following characteristics; non-cash expenses, factors outside of our control, items that are non-operational in nature, and unusual items not expected to occur in the normal course of business.
We do not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company's financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. We urge investors to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures, which are included in this press release, and not to rely on any single financial measure to evaluate our business.

Safe Harbor Statement under the Private Securities Litigation Reform Act
Statements contained herein or in prior press releases which are not historical fact, such as statements regarding Spok’s future operating and financial performance are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that may cause Spok’s actual results to be materially different from the future results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expectations include, but are not limited to, declining demand for paging products and services, continued demand for our software products and services, our ability to develop additional software solutions for our customers and manage our development as a global organization, the ability to manage operating expenses, particularly third party consulting services and research and development costs, future

Spok.com

capital needs, competitive pricing pressures, competition from traditional paging services, other wireless communications services and other software providers, many of which are substantially larger and have much greater financial and human capital resources, changes in customer purchasing priorities or capital expenditures, government regulation of our products and services and the healthcare and health insurance industries, reliance upon third-party providers for certain equipment and services, unauthorized breaches or failures in cybersecurity measures adopted by us and/or included in our products and services, the effects of changes in accounting policies or practices, adverse economic, political or market conditions in the U.S. and international markets and other factors such as natural disasters, pandemics and outbreaks of contagious diseases and other adverse public health developments, such as coronavirus disease 2019 (COVID-19), as well as other risks described from time to time in our periodic reports and other filings with the Securities and Exchange Commission. Although Spok believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Spok disclaims any intent or obligation to update any forward-looking statements.

Tables to Follow

Spok.com

SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (a)
(Unaudited and in thousands except share, per share amounts and ARPU)

	For the three months ended		For the nine months ended
	9/30/2020	9/30/2019	9/30/2020	9/30/2019
Revenue:
Wireless	$20,828	$21,814	$63,293	$66,552
Software	16,865	17,639	47,406	54,189
Total revenue	37,693	39,453	110,699	120,741
Operating expenses:
Cost of revenue	6,544	7,190	20,709	22,021
Research and development	3,459	7,437	11,662	20,411
Technology operations	7,357	7,805	22,472	23,345
Selling and marketing	4,272	5,595	14,463	17,279
General and administrative	10,994	11,813	33,056	34,255
Depreciation, amortization and accretion	2,335	2,305	6,553	6,999
Total operating expenses	34,961	42,145	108,915	124,310
% of total revenue	92.8%	106.8%	98.4%	103.0%
Operating income (loss)	2,732	(2,692)	1,784	(3,569)
% of total revenue	7.2%	(6.8)%	1.6%	(3.0)%
Interest income	127	399	636	1,300
Other income	151	163	113	528
Income (loss) before income taxes	3,010	(2,130)	2,533	(1,741)
Benefit from (provision for) income taxes	155	804	(149)	486
Net income (loss)	$3,165	$(1,326)	$2,384	$(1,255)
Basic net income (loss) per common share	$0.17	$(0.07)	$0.13	$(0.07)
Diluted net income (loss) per common share	0.16	(0.07)	0.12	(0.07)
Basic weighted average common shares outstanding	19,051,502	19,086,811	19,008,969	19,166,812
Diluted weighted average common shares outstanding	19,208,452	19,086,811	19,273,243	19,166,812
Cash dividends declared per common share	0.125	0.125	0.375	0.375
Key statistics:
Units in service	898	955	898	955
Average revenue per unit (ARPU)	$7.34	$7.32	$7.31	$7.33
Bookings	$21,414	$20,421	$52,465	$56,410
Backlog	$51,708	$42,604	$51,708	$42,604

(a) Slight variations in totals are due to rounding.

SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (a)
(Unaudited and in thousands except share, per share amounts and ARPU)

	For the three months ended
	9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019	6/30/2019	3/31/2019	12/31/2018
Revenue:
Wireless	$20,828	$21,078	$21,386	$21,615	$21,814	$22,127	$22,610	$23,091
Software	16,865	14,661	15,881	17,933	17,639	17,398	19,154	20,165
Total revenue	37,693	35,739	37,267	39,548	39,453	39,525	41,764	43,256
Operating expenses:
Cost of revenue (b)	6,544	5,901	8,264	8,051	7,190	7,239	7,592	8,772
Research and development	3,459	2,754	5,449	7,132	7,437	6,807	6,167	6,618
Technology operations	7,357	7,212	7,904	8,083	7,805	7,866	7,674	8,120
Selling and marketing	4,272	3,831	6,361	5,891	5,595	5,574	6,110	6,275
General and administrative	10,994	10,810	11,251	11,531	11,813	11,696	10,747	10,721
Depreciation, amortization and accretion	2,335	2,072	2,146	2,250	2,305	2,335	2,359	2,601
Goodwill impairment	—	—	—	8,849	—	—	—	—
Total operating expenses	34,961	32,580	41,375	51,787	42,145	41,517	40,649	43,107
% of total revenue	92.8%	91.2%	111.0%	130.9%	106.8%	105.0%	97.3%	99.7%
Operating income (loss)	2,732	3,159	(4,108)	(12,239)	(2,692)	(1,992)	1,115	149
% of total revenue	7.2%	8.8%	(11.0)%	(30.9)%	(6.8)%	(5.0)%	2.7%	0.3%
Interest income	127	146	363	350	399	452	449	628
Other income (expense)	151	101	(137)	206	163	602	(236)	(593)
Income (loss) before income taxes	3,010	3,406	(3,882)	(11,683)	(2,130)	(938)	1,328	184
Benefit from (provision for) income taxes	155	353	(657)	2,172	804	268	(586)	5
Net income (loss)	$3,165	$3,759	$(4,539)	$(9,511)	$(1,326)	$(670)	$742	$189
Basic net income (loss) per common share	$0.17	$0.20	$(0.24)	$(0.50)	$(0.07)	$(0.03)	$0.04	$0.01
Diluted net income (loss)\ per common share	0.16	0.20	(0.24)	(0.50)	(0.07)	(0.03)	0.04	0.01
Basic weighted average common shares outstanding	19,051,502	19,016,853	18,958,716	18,860,020	19,086,811	19,217,866	19,196,970	19,445,401
Diluted weighted average common shares outstanding	19,208,452	19,115,148	18,958,716	18,860,020	19,086,811	19,217,866	19,356,712	19,445,401
Key statistics:
Units in service	898	915	926	938	955	977	982	992
Average revenue per unit (ARPU)	$7.34	$7.24	$7.31	$7.33	$7.32	$7.26	$7.32	$7.36
Bookings	$21,414	$15,411	$15,639	$21,932	$20,421	$21,334	$14,654	$23,076
Backlog	$51,708	$48,441	$49,052	$50,553	$42,604	$39,718	$37,392	$40,422

(a) Slight variations in totals are due to rounding.
(b) An adjustment of $771 to cost of revenue, identified in the fourth quarter of 2018, has been reflected in this table as an increase to cost of revenue of $166, $196 and $359 in the first, second and third quarters of 2018, respectively. Total operating expenses, operating income (loss), income (loss) before income taxes, Net (loss) income and net (loss) income per share have been adjusted accordingly to reflect these changes.

SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (a)
(In thousands)

	9/30/2020	12/31/2019
	Unaudited
Assets
Current assets:
Cash and cash equivalents	$49,235	$47,361
Short term investments	29,994	29,899
Accounts receivable, net	29,671	30,174
Prepaid expenses	8,056	7,517
Other current assets	1,645	2,714
Total current assets	118,601	117,665
Non-current assets:
Property and equipment, net	6,933	8,000
Operating lease right-of-use assets	14,342	16,317
Capitalized software development, net	7,784	—
Goodwill	124,182	124,182
Intangible assets, net	1,042	2,917
Deferred income tax assets, net	48,308	48,983
Other non-current assets	1,081	1,808
Total non-current assets	203,672	202,207
Total assets	$322,273	$319,872
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$5,112	$3,615
Accrued compensation and benefits	13,845	11,680
Deferred revenue	27,174	25,944
Operating lease liabilities	5,220	5,437
Other current liabilities	4,565	4,507
Total current liabilities	55,916	51,183
Non-current liabilities:
Asset retirement obligations	6,123	6,061
Operating lease liabilities	9,766	11,575
Other non-current liabilities	2,446	959
Total non-current liabilities	18,335	18,595
Total liabilities	74,251	69,778
Commitments and contingencies
Stockholders' equity:
Preferred stock	$—	$—
Common stock	2	2
Additional paid-in capital	90,297	86,874
Accumulated other comprehensive loss	(1,656)	(1,601)
Retained earnings	159,379	164,819
Total stockholders' equity	248,022	250,094
Total liabilities and stockholders' equity	$322,273	$319,872

(a) Slight variations in totals are due to rounding.

SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (a)
(Unaudited and in thousands)

	For the nine months ended
	9/30/2020	9/30/2019
Operating activities:
Net income (loss)	$2,384	$(1,255)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, amortization and accretion	6,553	6,999
Deferred income tax expense	15	(569)
Stock based compensation	4,160	2,521
Provisions for doubtful accounts, service credits, and other	914	652
Changes in assets and liabilities:
Accounts receivable	(1,019)	252
Prepaid expenses, inventory and other assets	3,701	2,131
Accounts payable, accrued liabilities and other liabilities	1,566	(1,366)
Deferred revenue	2,680	1,383
Net cash provided by operating activities	20,954	10,748
Investing activities:
Purchases of property and equipment	(2,824)	(4,162)
Capitalized software development	(8,206)	—
Purchase of short-term investments	(44,870)	(44,499)
Maturity of short-term investments	45,000	19,000
Net cash used in investing activities	(10,900)	(29,661)
Financing activities:
Cash distributions to stockholders	(7,388)	(7,440)
Purchase of common stock (including commissions)	—	(6,575)
Proceeds from issuance of common stock under the Employee Stock Purchase Plan	166	119
Purchase of common stock for tax withholding on vested equity awards	(903)	(1,017)
Net cash used in financing activities	(8,125)	(14,913)
Effect of exchange rate on cash	(55)	(198)
Net increase (decrease) in cash and cash equivalents	1,874	(34,024)
Cash and cash equivalents, beginning of period	47,361	83,343
Cash and cash equivalents, end of period	$49,235	$49,319
Supplemental disclosure:
Income taxes paid	$148	$927

(a) Slight variations in totals are due to rounding.

SPOK HOLDINGS, INC.
CONSOLIDATED REVENUE
SUPPLEMENTAL INFORMATION (a)
(Unaudited and in thousands)

	For the three months ended
	9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019	6/30/2019	3/31/2019	12/31/2018
Revenue
Paging	$19,961	$19,990	$20,451	$20,826	$21,212	$21,342	$21,687	$21,997
Non-paging	867	1,088	935	789	602	785	923	1,094
Total wireless revenue	$20,828	$21,078	$21,386	$21,615	$21,814	$22,127	$22,610	$23,091

License	1,988	749	955	1,711	2,723	1,676	2,840	3,496
Services	4,772	3,812	4,549	4,947	4,202	4,835	5,206	5,103
Equipment	554	601	725	1,125	689	842	963	1,568
Subscription	24	—	—	—	—	—	—	—
Operations revenue	$7,338	$5,162	$6,229	$7,783	$7,614	$7,353	$9,009	$10,167

Maintenance revenue	$9,527	$9,499	$9,652	$10,150	$10,025	$10,045	$10,145	$9,998
Total software revenue	$16,865	$14,661	$15,881	$17,933	$17,639	$17,398	$19,154	$20,165

Total revenue	$37,693	$35,739	$37,267	$39,548	$39,453	$39,525	$41,764	$43,256

(a) Slight variations in totals are due to rounding.

SPOK HOLDINGS, INC.
CONSOLIDATED OPERATING EXPENSES
SUPPLEMENTAL INFORMATION (a)
(Unaudited and in thousands)

	For the three months ended
	9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019	6/30/2019	3/31/2019	12/31/2018
Cost of revenue
Payroll and related	$4,941	$4,350	$5,785	$5,222	$5,099	$4,749	$4,931	$4,868
Cost of sales	1,064	1,098	1,940	2,278	1,567	1,900	2,080	3,349
Stock-based compensation	148	134	119	42	21	97	107	44
Other	391	319	420	509	503	493	474	511
Total cost of revenue (b)	6,544	5,901	8,264	8,051	7,190	7,239	7,592	8,772
Research and development
Payroll and related	4,147	4,115	4,761	5,056	5,083	4,639	4,263	4,350
Outside services	2,113	1,803	1,584	1,742	2,027	1,912	1,745	2,115
Capitalized software development	(2,906)	(3,596)	(1,705)	—	—	—	—	—
Stock-based compensation	240	243	236	113	102	84	11	5
Other	(135)	189	573	221	225	172	148	148
Total research and development	3,459	2,754	5,449	7,132	7,437	6,807	6,167	6,618
Technology operations
Payroll and related	2,246	2,213	2,712	2,656	2,823	2,662	2,647	2,616
Site rent	3,467	3,399	3,398	3,669	3,269	3,480	3,296	3,432
Telecommunications	949	961	1,001	1,026	1,016	1,019	996	1,021
Stock-based compensation	52	47	43	32	30	30	30	24
Other	643	592	750	700	667	675	705	1,027
Total technology operations	7,357	7,212	7,904	8,083	7,805	7,866	7,674	8,120
Selling and marketing
Payroll and related	2,773	2,538	3,583	3,382	3,524	3,329	3,273	3,047
Commissions	1,059	852	1,212	1,158	1,114	1,298	1,424	1,759
Stock-based compensation	208	194	172	164	137	128	161	99
Advertising and events	151	160	784	1,034	703	656	933	1,236
Other	81	87	610	153	117	163	319	134
Total selling and marketing	4,272	3,831	6,361	5,891	5,595	5,574	6,110	6,275
General and administrative
Payroll and related	3,476	3,355	4,134	3,974	4,220	4,136	4,041	4,087
Stock-based compensation	968	744	612	770	674	690	219	860
Bad debt	178	628	43	56	402	(96)	308	303
Facility rent, office, and technology costs	2,259	2,276	2,068	1,952	2,369	2,485	2,294	2,072
Outside services	2,148	2,043	2,036	2,350	2,004	2,306	1,776	2,062
Taxes, licenses and permits	994	804	859	1,000	888	863	921	111
Other	971	960	1,499	1,429	1,256	1,312	1,188	1,226
Total general and administrative	10,994	10,810	11,251	11,531	11,813	11,696	10,747	10,721
Depreciation, amortization and accretion	2,335	2,072	2,146	2,250	2,305	2,335	2,359	2,601
Goodwill impairment	—	—	—	8,849	—	—	—	—
Operating expenses	$34,961	$32,580	$41,375	$51,787	$42,145	$41,517	$40,649	$43,107
Capital expenditures	$934	$846	$1,063	$679	$1,378	$1,495	$1,287	$830

(a) Slight variations in totals are due to rounding.
(b) An adjustment of $771 to cost of sales, identified in the fourth quarter of 2018, has been reflected in this table as an increase to cost of sales of $166, $196 and $359 in the first, second and third quarters of 2018, respectively. Total cost of revenue and operating expenses have been adjusted accordingly to reflect these changes.

SPOK HOLDINGS, INC.
UNITS IN SERVICE ACTIVITY, MARKET SEGMENT, CHURN
AND AVERAGE REVENUE PER UNIT (ARPU) (a)
(Unaudited and in thousands)

	For the three months ended
	9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019	6/30/2019	3/31/2019	12/31/2018
Paging units in service
Beginning units in service (000's)	915	926	938	955	977	982	992	999
Gross placements	25	35	24	22	28	35	27	30
Gross disconnects	(42)	(46)	(36)	(39)	(50)	(40)	(37)	(37)
Net change	(17)	(11)	(12)	(17)	(22)	(5)	(10)	(7)
Ending units in service	898	915	926	938	955	977	982	992
End of period units in service % of total (b)
Healthcare	83.7%	83.6%	82.6%	82.4%	81.7%	81.7%	81.6%	81.4%
Government	5.3%	5.5%	5.4%	5.4%	5.5%	5.6%	5.8%	5.8%
Large enterprise	4.3%	4.4%	5.5%	5.5%	6.1%	5.9%	5.9%	5.9%
Other(b)	6.6%	6.6%	6.5%	6.6%	6.7%	6.8%	6.7%	6.9%
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Account size ending units in service (000's)
1 to 100 units	63	65	67	69	72	74	77	78
101 to 1,000 units	167	165	171	173	175	179	186	190
>1,000 units	668	685	688	696	708	724	719	724
Total	898	915	926	938	955	977	982	992
Account size net loss rate(c)
1 to 100 units	(2.9)%	(3.1)%	(3.0)%	(3.8)%	(2.1)%	(3.2)%	(2.3)%	(1.7)%
101 to 1,000 units	1.5%	(4.2)%	(1.0)%	(1.0)%	(2.4)%	(3.9)%	(2.3)%	—%
>1,000 units	(2.5)%	(0.4)%	(1.2)%	(1.8)%	(2.2)%	0.7%	(1.1)%	(0.1)%
Total	(1.8)%	(1.3)%	(1.3)%	(1.8)%	(2.2)%	(0.5)%	(1.1)%	(0.2)%
Account size ARPU
1 to 100 units	$11.80	$11.65	$12.01	$11.99	$11.84	$12.00	$11.90	$11.61
101 to 1,000 units	8.37	8.24	8.34	8.31	8.41	8.47	8.35	8.28
>1,000 units	6.67	6.57	6.59	6.62	6.59	6.47	6.57	6.69
Total	$7.34	$7.24	$7.31	$7.33	$7.32	$7.26	$7.32	$7.36

(a) Slight variations in totals are due to rounding.
(b) Other includes hospitality, resort and indirect units
(c) Net loss rate is net current period placements and disconnected units in service divided by prior period ending units in service.

SPOK HOLDINGS, INC.
RECONCILIATION FROM NET (LOSS) INCOME TO EBITDA (a)
(Unaudited and in thousands)

	For the three months ended
	9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019	6/30/2019	3/31/2019	12/31/2018
Reconciliation of net (loss) income to EBITDA:
Net income (loss) (b)	$3,165	$3,759	$(4,539)	$(9,511)	$(1,326)	$(670)	$742	$189
(Less) plus: benefit from (provision for) income taxes	(155)	(353)	657	(2,172)	(804)	(268)	586	(5)
(Less) plus: Other expense (income)	(151)	(101)	137	(206)	(163)	(602)	236	593
Less: Interest income	(127)	(146)	(363)	(350)	(399)	(452)	(449)	(628)
Operating income (loss)	2,732	3,159	(4,108)	(12,239)	(2,692)	(1,992)	1,115	149
Plus: depreciation, amortization and accretion	2,335	2,072	2,146	2,250	2,305	2,335	2,359	2,601
EBITDA	$5,067	$5,231	$(1,962)	$(9,989)	$(387)	$343	$3,474	$2,750
Less: capitalized software development costs	(2,906)	(3,596)	(1,705)	—	—	—	—	—
Plus: stock-based compensation	1,616	1,362	1,182	1,121	964	1,029	528	1,032
Plus: goodwill impairment	—	—	—	8,849	—	—	—	—
Adjusted EBITDA	$3,777	$2,997	$(2,485)	$(19)	$577	$1,372	$4,002	$3,782

	For the nine months ended
	9/30/2020	9/30/2019
Reconciliation of net income (loss) to EBITDA:
Net (loss) income	$2,384	$(1,255)
Plus (less): Benefit from (provision for) income taxes	149	(486)
Less: Other (expense) income	(113)	(528)
Less: Interest income	(636)	(1,300)
Operating loss	1,784	(3,569)
Plus: depreciation, amortization and accretion	6,553	6,999
EBITDA	$8,337	$3,430
Less: capitalized software development costs	(8,206)	—
Plus: stock-based compensation	4,160	2,521
Adjusted EBITDA	$4,291	$5,951

RECONCILIATION FROM OPERATING EXPENSES TO ADJUSTED OPERATING EXPENSES (a)

	For the three months ended
	9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019	6/30/2019	3/31/2019	12/31/2018
(Dollars in thousands)
Operating expenses	$34,961	$32,580	$41,375	$51,787	$42,145	$41,517	$40,649	$43,107
Less: depreciation, amortization and accretion	2,335	2,072	2,146	2,250	2,305	2,335	2,359	2,601
Less: goodwill impairment	—	—	—	8,849	—	—	—	—
Add: capitalized software development costs	2,906	3,596	1,705	—	—	—	—	—
Adjusted operating expenses	$35,532	$34,104	$40,934	$40,688	$39,840	$39,182	$38,290	$40,506

(a) Slight variations in totals are due to rounding.
(b) An adjustment to cost of revenue identified in the fourth quarter of 2018 of $771 has been reflected in this table as a reduction of Net (loss) income of $166, $196, $359, and $771 in the first, second, third, and fourth quarters respectively.